Exhibit 10.25.2

SUBORDINATION AGREEMENT

Dated as of January 11, 2012

among

CYRQ ENERGY, INC.,

THERMO NO. 1 BE-01, LLC,

and

ORMAT NEVADA INC.

Exhibit D

i

EXECUTION COPY

SUBORDINATION AGREEMENT

This SUBORDINATION AGREEMENT (as amended, modified or supplemented from time to time, this “Agreement”) dated as of January 11, 2012, is entered into by and among Thermo No. 1 BE-01, LLC, a Delaware limited liability company (the “Company”), Ormat Nevada Inc., a Delaware corporation (“Ormat”) and Cyrq Energy, Inc., a Delaware corporation (the “Junior Creditor”).

W I T N E S S E T H:

WHEREAS, the Company is repowering its geothermal power plant in Beaver County, Utah with a planned additional generation capacity of approximately twelve and thirty-four hundredths (12.34) MW (gross) (the “Project”);

WHEREAS, the Company and Ormat have entered into that certain Engineering, Procurement and Construction Contract, dated as of December 19, 20111 (the “EPC Contract”), pursuant to which Ormat and the Company have agreed, inter alia, that Ormat will provide engineering, design, procurement, construction and related services and to supply all equipment for a new power generation unit being added to the existing Thermo 1 geothermal power plant on a lump-sum, fixed price, turnkey basis, all subject to and in accordance with the terms and conditions set forth in the EPC Contract;

WHEREAS, the Company and Ormat have entered into that certain Credit Agreement, dated as of December 19, 2011 (the “Credit Agreement”), pursuant to which the Company and Ormat have agreed, inter alia, that the Company will repay the Advance Amount (as defined in the Credit Agreement) to Ormat in satisfaction of amounts owed by the Company to Ormat pursuant to the EPC Contract, subject to the terms and conditions set forth in the Credit Agreement;

WHEREAS, the Junior Creditor wishes to make a subordinated loan to the Company in connection with costs and expenses associated with the Project; and

WHEREAS, Ormat has agreed to permit such loan to be made so long as the Junior Creditor and the Company agree to the terms and conditions set forth in this Agreement.

EXECUTION COPY

A G R E E M E N T

NOW THEREFORE, for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Junior Creditor, the Company and Ormat hereby agree as follows:

ARTICLE 1

DEFINITIONS

SECTION 1.1 Definitions.

All capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Credit Agreement and the principles of construction set forth therein shall apply hereto. The following additional terms, as used herein, have the following meanings:

“Senior Debt” shall mean (a) all principal and interest now or hereafter payable by the Company to Ormat on or in respect of the Financing Documents (including any interest accruing on the Credit Agreement after the filing of a petition initiating any proceeding referred to in Article VII (g) or (h) of the Credit Agreement whether or not such is an allowed claim enforceable against the Company in a bankruptcy case under Title 11 of the Bankruptcy Code) when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (b) all fees, expenses, indemnities and expense reimbursement obligations of the Company under the Financing Documents, (c) all other Secured Obligations, monetary or otherwise , or liabilities now or hereafter payable by the Company pursuant to the Credit Agreement or any other Financing Document and (d) all other indebtedness, obligations and liabilities of the Company to Ormat under the Financing Documents, now existing or hereafter arising, whether or not evidenced by notes or other instruments, and whether such indebtedness, obligations and liabilities are direct or indirect, fixed or contingent, liquidated or unliquidated, due or to become due, secured or unsecured, joint, several or joint and several, similar or dissimilar to the indebtedness arising out of or in connection with the Credit Agreement or of the same or a different class of indebtedness as the indebtedness arising out of the Credit Agreement, including loans or advances to the Company after the commencement by or against the Company of a bankruptcy case under Title 11 of the Bankruptcy Code, any overdrafts in any deposit accounts maintained by the Company including any deposit account maintained pursuant to the Accounts Agreement, together with all renewals, amendments, restatements, modifications, extensions, increases or rearrangements thereof; and

“Subordinated Debt” means all indebtedness of the Company to the Junior Creditor pursuant to that certain Credit Agreement, dated as of January 11, 2012, by and between the Company and the Junior Creditor, as lender.

ARTICLE 2

SUBORDINATION

SECTION 2.1 Subordination.

Notwithstanding any provision to the contrary in any instrument governing the Subordinated Debt, the Company, the Junior Creditor and each holder from time to time of the Subordinated Debt by its acceptance thereof each agrees that all payments of the Subordinated Debt shall be subordinate and subject in right of payment to the prior indefeasible payment in full in cash of all Senior Debt and to any security held or to be held by under the Financing Documents for the payment of the Senior Debt; provided that payments in respect of the Subordinated Debt may be made under and in accordance with Section 3.01(d) of the Accounts Agreement.

EXECUTION COPY

SECTION 2.2 Priority and Payment Over Upon Insolvency and Dissolution.

In the event of (a) any insolvency or bankruptcy case or proceeding or any receivership, liquidation, reorganization or similar case or proceeding in connection therewith relative to the Company or its creditors as such or to its assets, or (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or other marshalling of assets and liabilities of the Company, then and in any such event the holders of the Senior Debt shall be entitled to receive payment in full in cash of all amounts due or to become due on or in respect of all Senior Debt before the holders of the Subordinated Debt shall be entitled to receive and retain any payment on account of the principal, interest or other amounts due or to become due on the Subordinated Debt, and to that end the holders of the Senior Debt shall be entitled to receive, for application to the payment of the Senior Debt, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company which is subordinated to the payment of the Subordinated Debt, which may be payable or deliverable in respect of the Subordinated Debt in any such case, proceeding, dissolution, liquidation or other winding up or event. Accordingly, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, which would otherwise have been made to the holders of the Subordinated Debt but for the provisions of this Section 2.2 shall instead be made by the Company or by the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company directly to the holders of the Senior Debt for application to the payment of all Senior Debt remaining unpaid to the extent necessary to pay all Senior Debt in full in cash after giving effect to any concurrent payment or distribution to or for the benefit of the holders of the Senior Debt.

If, notwithstanding the foregoing provisions of this Section 2.2, any holder of the Subordinated Debt shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company which is subordinated to the payment of the Subordinated Debt, before all amounts due (or to become due under the EPC Contract) on or in respect of all Senior Debt have been indefeasibly paid in full in cash, then and in such event such payment or distribution shall be received in trust for the holders of the Senior Debt and shall be forthwith paid over or delivered by the holder of the Subordinated Debt receiving the same directly to the holders of the Senior Debt or, to the extent legally required, to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making such payment or distribution of assets of the Company, for application to the payment of all Senior Debt remaining unpaid to the extent necessary to pay all Senior Debt in full in cash after giving effect to any concurrent payment or distribution to or for the holders of the Senior Debt.

For purposes of this Agreement only, the words “cash, property or securities” shall not be deemed to include shares of stock of, membership interests, or partnership interests in, the Company as reorganized or readjusted or unsecured debt securities of the Company or any other corporation provided for by a plan of reorganization or readjustment which are subordinated in right of payment to all Senior Debt which may at the time be outstanding to the same or a greater extent than the Subordinated Debt is subordinated as provided for in this Agreement.

EXECUTION COPY

SECTION 2.3 Priority and Payment Over Upon Acceleration of the Subordinated Debt.

If any Subordinated Debt is declared due and payable before the date specified therein as the fixed date on which the principal thereof is due and payable, then and in such event the holders of the Senior Debt shall be entitled to receive indefeasible payment in full in cash of all amounts due or to become due on or in respect of the Senior Debt before the holders of the Subordinated Debt shall be entitled to receive and retain any payment (including any such payment which may be payable by reason of the payment of any other indebtedness of the Company which is subordinated to the payment of the Subordinated Debt) by the Company on account of the principal of, interest on or any other amount due or to become due on the Subordinated Debt or on account of the purchase or other acquisition of the Subordinated Debt. Accordingly, any payment by the Company of any amount which the holders of the Subordinated Debt would have been entitled to receive and retain but for the provisions of this Section 2.3 shall instead be made by the Company directly to the holders of the Senior Debt for application to the payment of all Senior Debt remaining unpaid to the extent necessary to pay all Senior Debt in full in cash after giving effect to any concurrent payment or distribution to or for the holders of the Senior Debt.

If, notwithstanding the foregoing provisions of this Section 2.3, any holder of the Subordinated Debt shall have received any payment, including any payment which may be payable by reason of the payment of any other indebtedness of the Company which is subordinated to the payment of the Subordinated Debt, before all amounts due on or in respect of the Senior Debt have been paid in full in cash, then and in such event such payment shall be received in trust for the holders of the Senior Debt and shall be forthwith paid over by the holder of the Subordinated Debt receiving such payment to the holders of the Senior Debt for application to the payment of all Senior Debt remaining unpaid to the extent necessary to pay all Senior Debt in full in cash after giving effect to any concurrent payment or distribution to or for the holders of the Senior Debt.

The provisions of this Section 2.3 above shall not apply to any payment or distribution with respect to which Section 2.2 would be applicable.

SECTION 2.4 Payments on Subordinated Debt.

The Junior Creditor and the Company hereby agree and acknowledge that until the indefeasible payment in full in cash of the Senior Debt, no payment (including any payment which may be payable by reason of the payment of any other indebtedness of the Company which is subordinated to the payment of the Subordinated Debt) shall be made by the Company on account of the principal of or interest on the Subordinated Debt or on account of the purchase or other acquisition by it of the Subordinated Debt other than as permitted by the terms of the Accounts Agreement. Any contrary provision of this Agreement notwithstanding, the Company and Ormat acknowledge and agree that any interest relating to the Subordinated Debt that is not paid when due under the subordinated credit agreement will be capitalized and added to the principal amount of the Subordinated Debt in accordance with the subordinated credit agreement.

EXECUTION COPY

If, notwithstanding the foregoing provisions of this Section 2.4, the Company shall make any payment or distribution on or with respect to any Subordinated Debt prohibited by the foregoing provisions of this Section 2.4, then and in every such event such payment or distribution shall be forthwith paid over or delivered by the holders of the Subordinated Debt to Ormat.

The provisions of this Section 2.4 shall not apply to any payment with respect of which Section 2.2 or 2.3 would be applicable.

SECTION 2.5 Obligation to Pay Subordinated Debt Not Impaired; Provisions to Define Relative Rights.

Except as provided in this Article 2, the provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the holders of the Subordinated Debt on the one hand and the holders of the Senior Debt on the other hand. It is and shall be the intent of the parties that this Agreement shall constitute a present assignment by the holders of the Subordinated Debt of their rights to receive payments or distributions of cash, property and securities of the Company otherwise payable to the holders of the Subordinated Debt as and to the extent set forth in Sections 2.2, 2.3 and 2.4. Nothing contained in this Agreement, except as set forth in this Article 2, shall (a) impair or affect, as among the Company, its creditors (other than the holders of the Senior Debt) and the holders of the Subordinated Debt, the obligation of the Company to pay the holders of the Subordinated Debt the principal of and interest on the Subordinated Debt as of when the same shall become due and payable in accordance with their terms, or (b) affect the relative rights against the Company of the holders of the Subordinated Debt and the creditors of the Company (other than the holders of the Senior Debt as set forth herein).

ARTICLE 3

IN FURTHERANCE OF SUBORDINATION

SECTION 3.1 Restriction on Assignment of Subordinated Debt.

The Junior Creditor and each holder of the Subordinated Debt by its acceptance thereof agrees not to sell, assign or transfer all or any part of the Subordinated Debt while any Senior Debt remains unpaid unless such sale, assignment or transfer is made expressly subject to this Agreement. The Junior Creditor represents that no other subordination of the Subordinated Debt is in existence on the date hereof, and the Junior Creditor agrees that the Subordinated Debt will not be subordinated to any indebtedness owed to any Person other than Ormat.

SECTION 3.2 Reliance on Subordination.

The Junior Creditor and each holder of the Subordinated Debt by its acceptance thereof consents and agrees that all Senior Debt shall be deemed to have been made or incurred in reliance upon the subordination of the Subordinated Debt pursuant to this Agreement.

EXECUTION COPY

SECTION 3.3 Actions Against the Company.

No holder of the Subordinated Debt will (a) commence any action or proceeding against the Company to recover all or any part of such Subordinated Debt or (b) join with any creditor in bringing any proceeding against the Company under Title 11 of the Bankruptcy Code or any other state or federal insolvency statute and until, in each case, the Senior Debt shall have been indefeasibly paid in full in cash (provided that holders of the Subordinated Debt may so file concurrently with or after the holders of the Senior Debt). The Junior Creditor and each other holder of the Subordinated Debt will not, except as permitted under the Accounts Agreement, ask, demand, sue for, take or receive from the Company, directly or indirectly, in cash, property or securities or other property or by set-off or in any other manner (including, from or by way of collateral), payment of all or any part of the Subordinated Debt unless and until all Senior Debt shall have been indefeasibly paid in full in cash or the benefits of this sentence waived by or on behalf of the holder or holders of the Senior Debt.

SECTION 3.4 Subrogation.

Subject to the indefeasible payment in full in cash of all Senior Debt, the holders of the Subordinated Debt shall be subrogated to the extent of the payments or distributions made to the holders of the Senior Debt pursuant to the provisions of this Agreement (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to indebtedness of the Company substantially to the extent that the Subordinated Debt is subordinated hereunder and is entitled to like rights of subrogation) to the rights of the holders of such Senior Debt to receive payments and distributions of cash, property and securities applicable to the Senior Debt until the principal of and interest on the Subordinated Debt and all other obligations, monetary or otherwise, or liabilities now or hereafter arising related to the Subordinated Debt shall be paid in full in cash. For purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the holders of the Subordinated Debt would be entitled but for the provisions of this Agreement, and no payments over, pursuant to the provisions of Section 2.2, 2.3 or 2.4, to the holders of the Senior Debt by the holders of the Subordinated Debt shall, as among the Company, its creditors (other than the holders of Senior Debt) and the holders of the Subordinated Debt, be deemed to be a payment or distribution by the Company to or on account of the Senior Debt.

SECTION 3.5 Proofs of Claim.

The Junior Creditor may file such proofs of claim and other papers or documents or may be necessary or advisable in order to have the claims of the Junior Creditor allowed in any judicial proceedings relative to the Company (or any other obligor on the Subordinated Debt, including any guarantor), its creditors or its property. If the Junior Creditor files any claim, proof of claim or similar instrument in any judicial proceeding referred to above and all Senior Debt has not been indefeasibly paid in full in cash, the Junior Creditor shall (a) file such claim, proof of claim or similar instrument on behalf of Ormat as it or such other holder’s or holders’ interests may appear and (b) take all such other actions as may be appropriate to insure that all payments and distributions made in respect of any such proceedings are made to Ormat as its interests may appear.

EXECUTION COPY

Any term or provision of this Section 3.5 to the contrary notwithstanding, if any judicial proceeding referred to above is commenced by or against the Company, and so long as all Senior Debt has not been paid in full in cash: (a) except in connection with any proceedings arising from claims of the Company against Ormat under the EPC Contract, Ormat is hereby irrevocably authorized and empowered (in its own name or in the name of the Junior Creditor or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution received in respect of any such proceeding and give acquittance therefor and to file claims and proofs of claims and (b) the Junior Creditor shall duly and promptly take, for the account of Ormat, such reasonable action as Ormat may request (i) to collect all amounts payable by the Company in respect of the Subordinated Debt and to file the appropriate claims or proofs of claim in respect of the Subordinated Debt, (ii) to execute and deliver to Ormat such assignments or other instruments as Ormat may request in order to enable Ormat to enforce any and all claims with respect to all amounts payable in respect of the Subordinated Debt and (iii) to collect and receive any and all payments with respect to all amounts payable in respect of the Subordinated Debt. Until the Senior Debt has been paid in full in cash, no holder of the Subordinated Debt will (in any proceeding of the type described in Section 2.2) discharge all or any portion of the obligations of the Company in respect of the Subordinated Debt, whether by forgiveness, receipt of capital stock, exercise of conversion privileges or otherwise, without the prior consent of the holders of the Senior Debt.

SECTION 3.6 Certain Proceedings.

Each holder of the Subordinated Debt agrees that, as between themselves and the holders of the Senior Debt, the latter shall be deemed to be the “holders” of all claims in respect of the Subordinated Debt in any proceeding or activity of the type contemplated by clause (a), (b) or (c) of Section 2.2 (each, a “Bankruptcy Proceeding”). To the extent not deemed to be “not in good faith” within the meaning of 11 U.S.C. Section 1126(e), each holder of the Subordinated Debt agrees to vote to accept a plan of reorganization or dissolution in respect of the Company which the holders of the Senior Debt have accepted or have notified the holders of the Subordinated Debt of their intent to accept. If such acceptance by the holders of the Subordinated Debt is or might (in the sole judgment of the holders of the Senior Debt) cause the claims of the holders of the Subordinated Debt to be designated under 11 U.S.C. Section 1126(e), then, each holder of the Subordinated Debt agrees not to vote against a plan of reorganization or dissolution which the holders of the Senior Debt have accepted or have notified the holders of the Subordinated Debt of their intent to accept. Any such vote for any plan or abstention from voting against any plan pursuant to the immediately two preceding sentences shall be enforceable by the holders of the Senior Debt against the holders of the Subordinated Debt regardless of whether such plan allows a class subordinated to the claims of the Subordinated Debt to retain an interest in the Company or whether the holders of the Subordinated Debt will receive or retain under such plan on account of their claims in respect of the Subordinated Debt property having value less than the amount that such holders would receive or retain if the Bankruptcy Proceeding were under Chapter 7 of the federal Bankruptcy Code.

EXECUTION COPY

ARTICLE 4

MISCELLANEOUS

SECTION 4.1 Changes.

Ormat may at any time, and from time to time, without the consent of or notice to the Junior Creditor or to any other holder of the Subordinated Debt, without incurring responsibility to the Junior Creditor or such holder, and without impairing or releasing any of Ormat’s rights, or any of the obligations of the Junior Creditor or other holders of the Subordinated Debt hereunder:

(a) change the time, amount, manner, place or terms of payment, or change or extend the time of payment of, or renew or otherwise alter, the Credit Agreements or any other Financing Document or any instrument or agreement evidencing any Senior Debt or securing payment thereof or relating to the Senior Debt in any manner;

(b) sell, exchange, release or otherwise deal with any collateral for all or any of the Senior Debt (whether or not in a commercially reasonable manner);

(c) release anyone liable in any manner for the payment or collection of any Senior Debt;

(d) exercise or refrain from exercising any rights against the Company or others (including the Junior Creditor);

(e) apply any sums received by it, by whomsoever paid and however realized, to the payment of the Senior Debt in such manner as Ormat, in its sole discretion, shall deem appropriate; and

(f) take any other action which might otherwise constitute a defense available to, or a discharge of, the Junior Creditor in respect of the Subordinated Debt in respect of these provisions.

SECTION 4.2 Continued Effectiveness.

The terms of this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by Ormat upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had been due but not made at such time.

SECTION 4.3 Notices.

All notices, requests and other communications provided for in this Agreement (including any modifications of, or waivers or consents under, this Agreement) shall be (i) in writing (including facsimile) and (ii) sent by facsimile or overnight courier (if for inland delivery) or international courier (if for overseas delivery) to a party hereto at its address and contact number specified below, or at such other address and contact number as is designated by such party in a written notice to the other parties hereto:

If to the Company:

Thermo No. 1 BE-01, LLC 136 South Main Street, Suite 600 Salt Lake City, Utah 84101 Attention: Nicholas Goodman Fax: (801) 374-3314

EXECUTION COPY

If to Ormat:

Ormat Nevada Inc. 6225 Neil Road Reno, Nevada 89511-1136 Attn: President Telephone: (775) 356-9029 Facsimile: (775) 356-9039

If to the Junior Creditor:

Cyrq Energy, Inc. 136 South Main Street, Suite 600 Salt Lake City, Utah 84101 Attention: John Perry Fax: (801) 374-3314

All notices and communications shall be effective when received by the addressee thereof during business hours on a Business Day in such Person’s location as indicated by such Person’s address above, or at such other address as is designated by such Person in a written notice to the other parties hereto.

SECTION 4.4 No Waivers.

No failure or delay by Ormat in exercising any right, power or privilege hereunder or under the Credit Agreements or any other instrument evidencing or securing any Secured Obligation shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 4.5 Amendments and Waivers.

The terms of this Agreement may be amended, supplemented, waived or otherwise modified only by an instrument in writing duly executed by the parties. Any such amendment, supplement, waiver or modification shall be binding upon the parties. Any waiver shall be effective only in the specific instance and for the specified purpose for which it was given.

EXECUTION COPY

SECTION 4.6 Severability

If any provision of this Agreement shall be held or deemed to be or shall, in fact, be illegal, inoperative or unenforceable, the same shall not affect any other provision or provisions herein contained or render the same invalid, inoperative or unenforceable to any extent whatever.

SECTION 4.7 Headings

The headings of the various articles, sections and paragraphs of this Agreement are for convenience of reference only, do not constitute a part hereof and shall not affect the meaning or construction of any provision hereof.

SECTION 4.8 Successors and Assigns.

Subject to Section 3.1, the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto and their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement.

SECTION 4.9 Governing Law; Jurisdiction; Etc.

(a) Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York, without regard to principles of conflicts of law thereof that would result in the application of the laws of any other jurisdiction. It is the intent and purpose of the parties hereto that the provisions of Section 5-1401 of the General Obligations Law of the State of New York shall apply to this Agreement.

(b) Submission to Jurisdiction. Any legal action or proceeding with respect to this Agreement shall be brought in (i) the State of New York courts in the County of New York, (ii) the United States District Court for the Southern District of New York, (iii) the State of Utah Third Judicial District, Salt Lake City District Court, or (iv) the United States District Court for the District of Utah and, by execution and delivery of this Agreement, each party hereto hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each party hereto agrees that a judgment, after exhaustion of all available appeals, in any such action or proceeding shall be conclusive and binding upon it, and may be enforced in any other jurisdiction, including by a suit upon such judgment, a certified copy of which shall be conclusive evidence of the judgment.

(c) Waiver of Venue. Each party hereto hereby irrevocably waives any objection that it may now have or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in the Supreme Court of the State of New York, County of New York, the United States District Court for the Southern District of New York, the State of Utah Third Judicial District, Salt Lake City District Court or the United States for the District of Utah and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

EXECUTION COPY

(d) Service of Process. Each of Company and Junior Creditor irrevocably appoints CT Corporation System (the “Company/Junior Creditor Process Agent”), with an office on the date hereof at 111 Eighth Avenue, New York, N.Y. 10011 and Ormat irrevocably appoints HIQ Corporate Services, Inc. (the “Ormat Process Agent”), with an office on the date hereof at One Commerce Plaza, 99 Washington Ave., Suite 805A, Albany, NY 12210-2822, as its agent and true and lawful attorney-in-fact in its name, place and stead to accept on behalf of such party and its property and revenues service of copies of the summons and complaint and any other process which may be served in any suit, action or proceeding brought in the State of New York in connection with this Agreement, and each party agrees that the failure of the Company/Junior Creditor Process Agent or Ormat Process Agent, as applicable, to give any notice of any such service of process to a party shall not impair or affect the validity of such service or, to the extent permitted by applicable law, the enforcement of any judgment based thereon. Each party hereto irrevocably consents to the service of process in the manner provided for notices in Section 4.3. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(e) Waiver of Jury Trial. THE PARTIES HERETO HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND THE PARTIES HERETO HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

SECTION 4.10 Counterparts; Effectiveness.

This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all the counterparts together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall become effective when signed by all of the parties hereto.

SECTION 4.11 Agents and Attorneys-in-Fact

Ormat may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

THE COMPANY:

THERMO NO. 1 BE-01, LLC

By:	/s/ Nicholas Goodman
Name: Nicholas Goodman
Title: CEO

THERMO NO. 1 SUBORDINATION AGREEMENT

SIGNATURE PAGE

ORMAT:

ORMAT NEVADA INC.

By:	/s/ Connie Stechman
Name: Connie Stechman
Title: Assistant Secretary

THERMO NO. 1 SUBORDINATION AGREEMENT

SIGNATURE PAGE

THE JUNIOR CREDITOR:

CYRQ ENERGY, INC.

By:	/s/ Nicholas Goodman

Name:	Nicholas Goodman
Title:	CEO

136 South Main Street, Suite 600 Salt Lake City, Utah 84101

THERMO NO. 1 SUBORDINATION AGREEMENT

SIGNATURE PAGE